SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 16, 2002

XICOR, INC.

(Exact name of registrant as specified in its charter)

California	0-9653	94-2526781

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1511 Buckeye Drive
Milpitas, California 95035

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

              On April 16, 2002, Xicor, Inc., a California corporation (“Xicor”), completed its acquisition of Analog Integration Partners LLC, a California limited liability company (“AIP”), through Xicor’s wholly-owned subsidiary Valley Acquisition Corp., a Delaware corporation (“Merger Sub”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the closing date, by and among Xicor, Merger Sub, AIP, the member representative and all of the holders of membership interests of AIP (the “AIP Members”). Under the terms of the Merger Agreement, AIP became a wholly-owned subsidiary of Xicor. As consideration for the purchase and subject to the escrow fund as referenced below, Xicor paid the AIP Members an aggregate of $5 million cash and Xicor issued the AIP Members a total of 1,012,760 shares of common stock in exchange for all of the outstanding membership interests or rights to acquire membership interests in AIP. Xicor used its general working capital as the source of funds to make the cash payment upon completion of the transaction.

              Based on the average closing price of Xicor common stock during the five trading days prior to the closing date, the transaction is valued at approximately $15 million. All shares issued pursuant to the transaction were issued in reliance on an exemption from the Securities Act of 1933, as amended, and as such will be subject to restrictions on transfer. In addition, the transaction documents provide additional contractual restrictions on resales of the Xicor shares issued in the transaction for the one-year period following the closing date. Xicor is obligated to file a Registration Statement on Form S-3 to register the shares issued in the transaction.

              Under the terms of the Merger Agreement, a total of 151,914 shares of Xicor common stock will be held in an escrow fund for a period of 12 months, and during that time may be used to satisfy certain indemnification obligations of the former AIP Members.

              The terms of the Merger Agreement and the other agreements, instruments and documents contemplated by the Merger Agreement were the result of arm’s-length negotiations among the parties.

              A copy of the Merger Agreement, excluding the schedules and exhibits, is included herein as Exhibit 2.1, a copy of the Registration Rights Agreement is included herein as Exhibit 2.2 and a copy of the press release issued with respect to the transaction is included herein as Exhibit 99.1. The foregoing description of the Merger Agreement and the transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits to this report, which are incorporated herein by reference.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of business acquired.

                  None required.

         (b)     Pro forma financial information.

                  None required.

         (c)     Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 16, 2002, by and among Xicor, Inc., Valley Acquisition Corp., Analog Integration Partners LLC, Issie Rabinovitch as the member representative and all of the holders of membership interests of Analog Integration Partners LLC.

2.2	Registration Rights Agreement, dated as of April 16, 2002, by and among Xicor, Inc. and Issie Rabinovitch as the member representative.

99.1	Text of Press Release, dated as of April 17, 2002, “Xicor, Inc. Acquires Analog Integration Partners.”

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XICOR, INC.

Date: April 30, 2002	By:	/s/ Louis DiNardo Louis DiNardo President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Number Description

2.1	Agreement and Plan of Merger, dated as of April 16, 2002, by and among Xicor, Inc., Valley Acquisition Corp., Analog Integration Partners LLC, Issie Rabinovitch as the member representative and all of the holders of membership interests of Analog Integration Partners LLC.

2.2	Registration Rights Agreement, dated as of April 16, 2002, by and among Xicor, Inc. and Issie Rabinovitch as the member representative.

99.1	Text of Press Release, dated as of April 17, 2002, “Xicor, Inc. Acquires Analog Integration Partners.”